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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2004, relating to the financial statements and financial statement schedule, which appears in Valeant Pharmaceuticals International's (formerly known as ICN Pharmaceuticals, Inc.) Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings, "Experts" and "Independent Registered Public Accounting Firm", in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


Los Angeles, California
July 20, 2004